Exhibit 99.1

LOOKSMART ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

SAN FRANCISCO, LookSmart, Ltd. (Nasdaq:LOOK), an online search advertising network solutions company, today announced financial results for the first quarter ended March 31, 2013.

Revenues for the first quarter of 2013 were $2.0 million, down 50.2% year-over-year, from revenue of $4.0 million in the first quarter of 2012, and down 52.4% sequentially, from revenues of $4.2 million in the fourth quarter of 2012. Revenues from the Company's Advertiser Networks for the first quarter of 2013 were $1.7 million, down 52.3%, year-over-year, from revenue of $3.6 million in the first quarter of 2012 and down 55.3% sequentially, from revenue of $3.9 million in the fourth quarter of 2012.  Revenues from the Company's Publisher Solutions were $0.3 million in the first quarter of 2013, down 29.7% year-over-year, from revenue of $0.4 million in the first quarter of 2012, and down 12.3%, from $0.3 million in the fourth quarter of 2012.

Net loss for the first quarter of 2013 was $1.5 million, or $0.08 per diluted share. This compares to a net loss for the first quarter of 2012 of $2.1 million, or $0.12 per diluted share. Net loss for the fourth quarter of 2012 was $3.9 million, or $0.23 per diluted share, which included a $2.3 million ($0.13 per diluted share) expense for impairment of operating assets.

“Our goal is to become cash flow positive as soon as possible, and then we will continue to compare all capital allocation alternatives to buying our own stock. While revenues have dropped, our operating expenses have also improved substantially, resulting in a substantial decrease in cash burn.  We have begun the process of bringing ownership thinking to our employees. LookSmart continues to work closely with our current and new partners to position LookSmart for profitable revenue growth,” said Michael Onghai, Chief Executive Officer.

Gross margin was 31% in the first quarter of 2013, a decrease from 45% in the first quarter of 2012, and an increase from 28% in the fourth quarter of 2012. Total operating expenses in the first quarter of 2013 were $2.1 million and included $0.02 million of non-cash, share-based compensation. Operating expenses in the first quarter of 2012 were $4.0 million including $0.1 million of non-cash, share-based compensation charges. Operating expenses for the fourth quarter of 2012 were $5.1 million and included $2.3 million in impairment of property and equipment and internally developed software and $0.1 million of non-cash, share-based compensation.

Non-GAAP net loss for the first quarter of 2013 was $1.4 million compared to a non-GAAP net loss of $2.0 million in the first quarter of 2012. Non-GAAP net loss for the fourth quarter of 2012 was $1.5 million.

An explanation of LookSmart's use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

There were no capital expenditures, including capitalization of internally developed software, in the first quarter of 2013, compared to $0.3 million in the first quarter of 2012, and $0.2 million in the fourth quarter of 2012. Depreciation and amortization in the first quarter of 2013 was $0.06 million, compared to $0.6 million for the first quarter of 2012 and $0.4 million for the fourth quarter of 2012.

The Company ended the quarter with $13.5 million in cash, cash equivalents, and investments, compared to $22.6 million at March 31, 2012 and $15.9 million at December 31, 2012. Net cash used in operating activities for the three months ended March 31, 2013 was approximately $2.2 million.

About LookSmart, Ltd.

LookSmart is a pioneer in online advertising. Founded in 1997, LookSmart has been connecting advertisers and agencies to high quality sources of inventory for performance marketing, and helps online publishers monetize their inventory through our award winning Ad Center platform. Our highly scalable technology processes billions of search queries on a daily basis, enabling marketers to bid in real-time across search and display inventory, and leverage intent data to get performance that meets aggressive campaign goals. LookSmart is based in San Francisco, CA, with offices in Los Angeles and Canada. For more information, visit www.looksmart.com <http://www.looksmart.com> or call (415) 348-7000.  The LookSmart, Ltd. logo is available at http://www.globenewswire.com/NewsRoom/Attachment/8717

GAAP to Non-GAAP Reconciliation

We provide a reconciliation of GAAP net loss to non-GAAP net loss below:

	Three Months Ended
(000's)	March 31, 2013 (unaudited)	December 31, 2012 (unaudited)	March 31, 2012 (unaudited)
GAAP net loss	$(1,457)	$(3,884)	$(2,150)
Add: Share-based compensation	19	57	67
Add: Restructuring charges	15	10	-
Add: Impairment charges	-	2,303	-
Non-GAAP net loss	$(1,423)	$(1,514)	$(2,083)

Use of Non-GAAP Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. LookSmart provides "non-GAAP net loss," which is a non-GAAP financial measure. Non-GAAP net loss consists of net loss before (a) share-based compensation expense; (b) restructuring charges; and (c) impairment charges.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that the Company believes, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides useful information regarding factors and trends affecting the Company's business and results of operations.

For the non-GAAP financial measure non-GAAP net loss, the adjustment provides management with information about LookSmart's operating performance that enables comparison of its operating financial results in different reporting periods. Additionally, our management uses non-GAAP net loss as a supplemental measure in the evaluation of our business, and believes that non-GAAP net loss provides visibility into our ability to meet our future capital expenditures and working capital requirements.

This non-GAAP financial measure is used in addition to, and in conjunction with, results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, in particular share-based compensation expense, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that our continued efforts to control expenses may not be successful, that our efforts to increase revenue and improve gross margin may not succeed, that we may not be able to achieve or sustain profitability, that we may not succeed in lowering traffic acquisition costs; that our efforts to increase traffic quality may not be successful; that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, that we may be limited in our ability or unable to retain and grow our ad and customer base, and that we may be limited in our ability to, or be unable to, enhance our products or our network of distribution partners. Additional risks that could cause actual results to differ materially from those projected are discussed in our Annual and Quarterly Reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: "LookSmart" is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE:  LOOKSMART, LTD.

For more information contact:

Lori House
Principal Accounting Officer
(415) 348-7207
lhouse@looksmart.net

John Evans
LookSmart Investor Relations
(310) 331-8529
ir@looksmart.net

LOOKSMART, LTD
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	March 31,	December 31,
	2013	2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$6,785	$6,352
Short-term investments	6,718	9,506
Total cash, cash equivalents and short-term investments	13,503	15,858
Trade accounts receivable, net	1,436	2,055
Prepaid expenses and other current assets	487	452
Total current assets	15,426	18,365
Property and equipment, net	318	378
Other assets, net	100	122
Total assets	$15,844	$18,865

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$857	$1,427
Accrued liabilities	448	1,278
Deferred revenue and customer deposits	1,098	1,147
Current portion of capital lease obligations	-	110
Total current liabilities	2,403	3,962
Long-term portion of deferred rent	161	177
Total liabilities	2,564	4,139
Commitment and contingencies	-	-
Stockholders' equity:
Convertible preferred stock, $0.001 par value; Authorized: 5,000 shares; Issued and Outstanding: none at March 31, 2013 and December 31, 2012	-	-
Common stock, $0.001 par value; Authorized: 80,000 shares; Issued and Outstanding: 17,308 shares and 17,305 shares at March 31, 2013 and December 31, 2012, respectively	17	17
Additional paid-in capital	262,483	262,463
Accumulated other comprehensive loss	(55)	(46)
Accumulated deficit	(249,117)	(247,660)
Treasury stock at cost: 56 shares at March 31, 2013 and December 31, 2012	(48)	(48)
Total stockholders' equity	13,280	14,726
Total liabilities and stockholders' equity	$15,844	$18,865

LOOKSMART, LTD
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenue	$1,998	$4,013
Cost of revenue	1,375	2,215
Gross profit	623	1,798
Operating expenses:
Sales and marketing	171	706
Product development and technical operations	687	1,788
General and administrative	1,213	1,461
Restructuring charge	15	-
Total operating expenses	2,086	3,955
Loss from operations	(1,463)	(2,157)
Non-operating income (expense), net
Interest income	8	20
Interest expense	(9)	(12)
Other income (expense), net	7	(1)
Loss from operations before income taxes	(1,457)	(2,150)
Income tax expense	-	-
Net loss	$(1,457)	$(2,150)
Net loss per share - Basic and Diluted	$(0.08)	$(0.12)
Weighted average shares outstanding used in computing basic and diluted net loss per share	17,254	17,293